Item 77C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders of each series of the Integrity Managed Portfolios (Kansas Municipal Fund, Maine Municipal Fund, Nebraska Municipal Fund, New Hampshire Municipal Fund, and Oklahoma Municipal Fund) was held on September 21, 2017. The reorganization occurred at the close of business on October 31, 2017.

To approve an Agreement and Plan of Reorganization (the “Plan”) (and the related transactions) which provides for (a) the assignment, conveyance, transfer and delivery of all of the assets of the Kansas Municipal Fund (the “Fund”), a series of Integrity Managed Portfolios, to the Kansas Municipal Fund (the “Successor Fund”), a newly formed series of Viking Mutual Funds, in exchange solely for Class A voting shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), as described in the Plan, and the assumption by the Successor Fund of all of the liabilities of the Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Fund in complete liquidation, dissolution and termination of the Fund as provided in the Plan.

Results:

Affirmative Votes	2,968,870.656
Negative Votes	51,490.551
Abstain Votes	380,478.486

To approve an Agreement and Plan of Reorganization (the “Plan”) (and the related transactions) which provides for (a) the assignment, conveyance, transfer and delivery of all of the assets of the Nebraska Municipal Fund (the “Fund”), a series of Integrity Managed Portfolios, to the Nebraska Municipal Fund (the “Successor Fund”), a newly formed series of Viking Mutual Funds, in exchange solely for Class A voting shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), as described in the Plan, and the assumption by the Successor Fund of all of the liabilities of the Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Fund in complete liquidation, dissolution and termination of the Fund as provided in the Plan.

Results:

Affirmative Votes	2,718,017.462
Negative Votes	52,060.565
Abstain Votes	203,467.847

To approve an Agreement and Plan of Reorganization (the “Plan”) (and the related transactions) which provides for (a) the assignment, conveyance, transfer and delivery of all of the assets of the Oklahoma Municipal Fund (the “Fund”), a series of Integrity Managed Portfolios, to the Oklahoma Municipal Fund (the “Successor Fund”), a newly formed series of Viking Mutual Funds, in exchange solely for Class A voting shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), as described in the Plan, and the assumption by the Successor Fund of all of the liabilities of the Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Fund in complete liquidation, dissolution and termination of the Fund as provided in the Plan.

Results:

Affirmative Votes	2,025,805.379
Negative Votes	32,439.000
Abstain Votes	127,009.807

To approve an Agreement and Plan of Reorganization (the “Plan”) (and the related transactions) which provides for (a) the assignment, conveyance, transfer and delivery of all of the assets of the Maine Municipal Fund (the “Fund”), a series of Integrity Managed Portfolios, to the Maine Municipal Fund (the “Successor Fund”), a newly formed series of Viking Mutual Funds, in exchange solely for Class A voting shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), as described in the Plan, and the assumption by the Successor Fund of all of the liabilities of the Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Fund in complete liquidation, dissolution and termination of the Fund as provided in the Plan.

Results:

Affirmative Votes	962,346.252
Negative Votes	25,307.103
Abstain Votes	22,964.950

To approve an Agreement and Plan of Reorganization (the “Plan”) (and the related transactions) which provides for (a) the assignment, conveyance, transfer and delivery of all of the assets of the New Hampshire Municipal Fund (the “Fund”), a series of Integrity Managed Portfolios, to the New Hampshire Municipal Fund (the “Successor Fund”), a newly formed series of Viking Mutual Funds, in exchange solely for Class A voting shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), as described in the Plan, and the assumption by the Successor Fund of all of the liabilities of the Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Fund in complete liquidation, dissolution and termination of the Fund as provided in the Plan.

Results:

Affirmative Votes	353,168.731
Negative Votes	0.000
Abstain Votes	12,656.914